UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2025

American Integrity Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42634	33-2925846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5426 Bay Center Drive, Suite 600 Tampa, Florida	33609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 880-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2025, the Compensation Committee of the Board of Directors of American Integrity Insurance Group, Inc. (the “Company”) granted (i) 22,266 three-year time-based restricted stock units (“RSUs”) to Robert Ritchie, the Company’s Chief Executive Officer; (ii) 11,719 RSUs to Jon Ritchie, the Company’s President; (iii) 9,375 RSUs to David Clark, the Company’s Chairman; and (iv) 3,516 RSUs to Ben Lurie, the Company’s Chief Financial Officer. The RSUs were granted pursuant to the American Integrity Insurance Group, Inc. 2025 Long-Term Incentive Plan and the Company’s standard award agreements thereunder. The RSUs vest in three equal annual installments on each of May 7, 2026, 2027 and 2028, subject to such individual’s continued employment through the applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTEGRITY INSURANCE GROUP, INC.

Date: December 5, 2025	By:	/s/ Robert Ritchie
	Name:	Robert Ritchie
	Title:	Chief Executive Officer